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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements of Bell Atlantic Corporation on Form S-8 (File No. 333-66785), Form S-8 (File No. 333-66459), Form S-8 (File No. 333-66349), Form S-3 (File No. 33-
49085), Form S-3 (File No. 333-48083), Form S-3 (File No. 33-30642), Form S-3
(File No. 33-8451), Form S-8 (File No. 33-10377), Form S-8 (File No. 33-10378),
Form S-8 (File No. 33-58681), Form S-8 (File No. 33-58683), Form S-8 (File No. 333-00409), Form S-8 (File No. 33-36551), Form S-3 (File No. 33-62393), Form S-4
(File No. 333-11573), Form S-8 (File No. 333-33747), Form S-8 (File No. 333-
41593), Form S-3 (File No. 333-42801), Form S-8 (File No. 333-45985), Form S-8
(File No. 333-75553), Form S-8 (File No. 333-81619), and Form S-3 (File No. 333-
78121-01) of our report dated February 14, 2000, except for Note 24, as to which the date is March 22, 2000, on our audits of the consolidated financial statements and financial statement schedule of the Company and its subsidiaries as of December 31, 1999 and December 31, 1998, and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
March 28, 2000